LEASE




                                    Between


                                ROLAND R. SAHM,

                                   LANDLORD


                                      and


                         CHICAGO PIZZA & BREWERY, INC.




                          Dated as of August 17, 1998

                               TABLE OF CONTENTS


 1.  Leased Property                               1
 2.  Nonexclusive Easement                         1
 3.  Quiet Enjoyment                               1
 4.  Landlord's Access                             1
 5.  Commencement Date                             1
 6.  Primary Term                                  1
 7.  Options                                       2
 8.  Lease Year; Lease Period                      2
 9.  Rent                                          2
10.  Gross Sales                                   3

11.  Use                                           4
12.  Compliance with Laws                          4
13.  Conduct of Business                           5
14.  Alterations                                   5
15.  Tenant's Fixturization                        5
16.  Signs                                         5
17.  Maintenance Obligations                       5
18.  Landlord's Right to Make Repairs              6
19.  Utilities and Services                        6
20.  Personal Property Taxes and Assessments       6

21.  Real Property Taxes and Assessments           6
22.  No Apportionment                              7
23.  Right to Contest                              7
24.  Landlord Exculpation                          7
25.  Tenant's Indemnity                            8
26.  Tenant's Insurance                            8
27.  Certificates                                  8
28.  Assignment or Subletting                      9
29.  Collection                                    9
30.  Obligation to Repair                          9

31.  Eminent Domain                                9
32.  Events of Default                            11
33.  Landlord's Remedies                          12
34.  Default by Landlord                          13
35.  Mitigation                                   14
36.  Interest Charges                             14
37.  Late Charges                                 14
38.  Attornment                                   14
39.  Tenant's Encumbrance of Leasehold            14
40.  Arbitration                                  14

41.  Sale of Premises                             15
42.  Surrender of Premises                        15
43.  Holding Over                                 15
44.  Entire Agreement                             16
45.  Amendment                                    16
46.  Notices                                      16
47.  Governing Law                                16
48.  Plain Meaning                                16
49.  Other Construction                           17
50.  Time of Essence                              17

51.  Severability                                 17
52.  Effect of Waiver                             17
53.  Counterparts                                 17
54.  Broker Commission                            17
55.  Attorney's Fees                              18
56.  Force Majeure                                18
57.  Consent                                      18
58.  Relationship of Parties                      18
59.  Successors                                   18
60.  No Merger                                    18

Exhibits

 A.  Land Legal Description

 B.  HVAC Repairs Schedule

                                     LEASE


          This lease (LEASE), dated August 17, 1998 for reference purposes, is made by and between ROLAND R. SAHM, an individual as landlord (LANDLORD), and CHICAGO PIZZA & BREWERY, INC., a California corporation, as tenant (TENANT), who agree as follows:

      1.         Leased Property.  Landlord leases to Tenant and Tenant leases
                 ---------------
from Landlord the following property at 6424 Canoga Avenue, Woodland Hills, California (the PREMISES):

          a.     The tract of land (the LAND) consisting of      approximately
six  acres  described  in  Exhibit  A  hereto.

          b. The freestanding building consisting of approxi-mately 17,000 square feet of floor area (the BUILDING).

          c. The appurtenances, easements, and rights of way now or subsequently pertaining to the foregoing.

      2.      Nonexclusive Easement.  Landlord grants to Tenant a nonexclusive
              ---------------------
easement for ingress and egress by pedestrian and vehicular traffic for vehicle parking generally made available for such purposes.

      3.       Quiet Enjoyment.  So long as Tenant is not in default under the
               ---------------
terms of this Lease, Tenant will have full, quiet, and peaceful possession of the Premises and all rights granted in this Lease without interference or interruption.

      4.        Landlord's Access.  Landlord will have the right to enter upon
                -----------------
the Premises for the purpose of inspection or any other lawful purpose. Landlord will exercise such right reasonably, upon reasonable notice, during ordinary business hours, and in such manner as not to interfere unreasonably with the business of Tenant.

      5.          Commencement  Date.    This Lease will be effective upon its
                  ------------------
execution by both parties and Tenant's delivery to Landlord of a $15,833.33 security deposit. This Commencement Date shall be no later than October 1, 1998.

      6.         Primary Term.  The base duration (PRIMARY TERM) of this Lease
                 ------------
will be for a period of five (5) years beginning October 1, 1998. If the Commencement Date is prior to October 1, 1998, the Primary Term will be extended for the number of days between the Commencement Date and October 1, 1998.

      7.          Options.
                  -------

          a.      Exercise  of Option.  Tenant will have options to extend the
                  -------------------
duration of the Lease beyond the Primary Term for three consecutive, five-year periods (OPTION PERIODS) on the same terms and conditions and provisions contained in this Lease, by giving Landlord notice of the exercise of the option at least 180 days prior to the expiration of the Primary Term or then-current Option Period (NOTICE PERIODS). Tenant's exercise of an option is conditioned upon the Lease being in effect without existing default during the appli-cable Notice Period. Tenant cannot exercise a later option unless each prior option to extend this Lease has been so exercised.

      8.          Lease  Year;  Lease  Period.
                  ---------------------------

          a. The term LEASE YEAR means a period of 12 consecutive full calendar months beginning October 1. The first Lease Year will commence on October 1, 1998.

          b. The term LEASE PERIOD means a period of 30 consecutive full calendar months beginning October 1. The first Lease Period will commence on October 1, 1998.

      9.     Rent.  Tenant will pay to Landlord, without deduction, setoff, or
             ----
prior notice or demand, except as otherwise provided in Section 14.c. herein, Base Rent during the initial Lease Year and the greater of Base Rent or Percentage Rent in subsequent Lease Years, as further set forth in this
Section  9.

          a.     Base Rent.   The Base Rent during the initial Lease Period is
                 ---------
the equivalent of $190,000 annually, payable in monthly install-ments of $15,833.33, each, in advance, on or before the first day of each and every calendar month.

          b.      Base Rent Adjustments.  Beginning the first day of the first
                  ---------------------
month of the Lease Period first subsequent to the initial Lease Period, the Base Rent shall increase by the then-current Los Angeles-Anaheim-Riverside Urban Wage Earners and Clerical Workers Consumer Price Index factor in effect the last month of the initial Lease Period, and become the Lease Period Base Rent. Notwithstanding the foregoing sentence, the increase shall be no less than three percent (3%) and no greater than five percent (5%) of the prior Lease Period Base Rent dollar amount. The Base Rent will increase from the then-current Lease Period Base Rent in this manner at the beginning of each subsequent Lease Period thereafter.

          c.      Percentage Rent.  The Percentage Rent is six percent (6%) of
                  ---------------
Tenant's annual Gross Sales (as defined in Section 10 herein) for the immediately expired Lease Year. The Percentage Rent is payable monthly in twelve (12) equal installments, in advance, on or before the first day of each and every calendar month.

          d.      Percentage Rent Adjustment Period.  Notwith-standing Section
                  ---------------------------------
9.c. above, Tenant shall have a maximum of thirty (30) calendar days after the end of the immediately expired Lease Year in which to calculate the next Lease Year Percentage Rent amount and pay to Landlord the difference, if any, between the current Lease Year Percentage Rent and the next Lease Year Percentage Rent due the first day of the first calendar month of the next Lease Year.

     10.          Gross  Sales.
                  ------------

          a.   Definition.  The term GROSS SALES means the gross selling price
               ----------
of all food, beverages, goods and services sold in or from the Premises by Tenant, its permitted subtenants, licensees, or concessionaires, whether for cash or on credit (whether collected or not), including the gross amount received by reason of orders taken on the Premises although filled elsewhere, and whether made by employees or vending machines. Gross Sales do not include the following: (a) cash or credit refunds to customers; (b) goods returned to sources; (c) refundable deposits and gift certificates or similar vouchers except as converted into by a sale by redemption; (d) sales of fixtures, machinery, equipment, or other property which are not for sale or trade in the ordinary course of Tenant's business; (e) sums or credits received in settlement of claims for loss or damage to Tenant's goods; (f) the value of meals furnished to Tenant's employees; (g) allowances, complimentary meals, coupons and discounts in the ordinary course of business to the extent there is no payment therefor; (h) the value of food or services donated or sold, at an amount not exceeding the approximate cost, for charitable purposes or community functions, (i) sales of nonedible, self-liquidating promotional items; (j) gratuities or service charges in lieu thereof given to Tenant's employees; (k) taxes of whatever nature imposed on the sale of goods or services; (l) Tenant's intercompany transfer of beer produced at the Premises.

          b.        Statement of Gross Sales.  Tenant will furnish to Landlord
                    ------------------------
statements of Gross Sales within 30 days after the close of each calendar quarterly period during the Primary Term and the Option Period, and an annual statement within 30 days after the close of each Lease Year.

          c.      Records.  Tenant will keep full and accurate books, records,
                  -------
and other pertinent data which would normally be examined by an independent accountant pursuant to generally accepted auditing standards in performing an audit of Tenant's Gross Sales. All such books, records, and data will be retained and preserved for at lest 36 months after the end of the Lease Year to which they relate.

          d.     Audit.  Landlord is entitled, once during each Lease Year and
                 -----
once after expiration or termination of this Lease, to an independent audit by an auditor designated by Landlord of Tenant's books, records and other pertinent data to determine Tenant's Gross Sales. The audit may be at any reasonable time upon at least 10 days' prior written notice to Tenant, will be limited to the determination of Gross Sales, and will be conducted during normal business hours at a mutually agreeable location. Tenant will promptly pay to Landlord any deficiency or Landlord will promptly refund to Tenant any overpayment, as the case may be, which is established by the audit. The costs of the audit will be borne by Landlord unless the audit shows that Tenant understated Gross Sales by more than 5% for the period examined, in which case the costs will be borne by Tenant. Any previous understatements which have been disclosed and paid by Tenant will be credited and thereby eliminated from a subsequent determination of understatement.

     11.          Use.    The  Premises  may  be  used for the operation of  a
                  ---
restaurant/micro-brewery and any purposes incidental to such purpose, subject to conditional use restrictions, if any, imposed by the City of Los Angeles Office of Zoning Administration. Tenant will not use or permit the Premises to be used for any other purpose without Landlord's consent.

     12.          Compliance  with  Laws.
                  ----------------------

          a. Landlord represents and warrants to Tenant that, to its knowledge, on the date of delivery of possession of the Premises to Tenant, the Premises will be in compliance with all laws then applicable, including environmental laws and regulations, concerning the use, condition, and occu-pancy of the Premises. Tenant will have no liability for compliance with laws relating to hazardous materials or waste in, under, or about the Premises unless the presence of the hazardous materials or waste was caused by Tenant or Tenant's representa-tives, and Landlord will have the obligation to comply with such laws at its cost and expense. Tenant will comply with all laws concerning its use and the related condition and occupancy of the Premises during the term within its reasonable control as a tenant, including but not limited to conditions and or restrictions imposed by the City of Los Angeles Office of Zoning Administration, and laws related to hazardous materials or waste in, under, or about the Premises caused by Tenant or Tenant's representatives.

          b. Landlord and Tenant agree that either may, without cost or expense to the other, and by appropriate proceedings diligently conducted in good faith, contest the validity or application of any law or instrument of record affecting the Premises, provided neither the other party nor the Premises would be in any danger of civil or criminal liability or the filing and fore-closure of any lien for noncompliance.

     13.       Conduct of Business.  Tenant will conduct its business upon the
               -------------------
Premises in accordance with its discretion as to the normal and customary operation of its business and prudent business judgment. Tenant will not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance.

     14.          Alterations.
                  -----------

          a. Tenant will not make any alterations, additions, or improvements (collectively, ALTERATIONS) to the Premises without the prior written consent of Landlord, except that Tenant, at Tenant's sole cost and expense, may make any nonstructural Alterations to the Premises which do not diminish the then fair market value of the Premises without the prior, written consent of Landlord if such Alterations are within the Premises and do not materially alter, modify, or affect the outside aesthetics of the Building. Upon termination of this Lease, all Alterations, whether temporary or permanent in character, made in or upon the Premises by either Tenant or Landlord shall become the property of Landlord.

          b. Landlord will repair the heating/ventilation/air conditioning system in accordance with Exhibit B hereto no later than October 1, 1998. Tenant may enter the Premises before the Commencement Date to inspect the system and the system repairs.

          c. Landlord will contribute $25,000.00, in the form of an Rent abatement of abatement of $2,083.33 per month during the initial Lease Year, toward Tenant's Alterations and repairs to the restroom areas of the Premises.

     15.        Tenant's Fixturization.  Tenant may, at Tenant's sole cost and
                ----------------------
expense, install in and affix to the Premises such furnishings, fixtures, and equipment as Tenant deems desirable.
     16.     Signs.  Tenant will have the right to erect and maintain upon the
             -----
Premises any signs Tenant deems appropriate to the normal conduct of its business, subject to compliance with applicable laws, including approvals required by such laws. Landlord makes no representation with respect to the availability of such approvals.

     17.          Maintenance Obligations.  Subject to the pro-visions of this
                  -----------------------
Lease concerning destruction and condemnation, Tenant will make all necessary repairs and replacements causal to Tenant's use of, or conduct of business at, the Premises to main-tain the Premises, including the heating/ventilation/air conditioning system and the fire suppression system, in good order, condition, and repair, reasonable wear and tear excepted. Landlord will make all necessary repairs and replacements to main-tain the structural integrity of the Premises, including the roof, electrical system, plumbing system, interior sprinkler system and parking area.

     18.     Landlord's Right to Make Repairs.  If Tenant fails to perform its
             --------------------------------
maintenance obligations within 30 days after written notice from Landlord, Landlord may perform such maintenance and Tenant will promptly reimburse Landlord for its reasonable expenses after delivery of a statement reasonably detailing such expenses. In the event of any life- or property-threatening emergency, Landlord will have the immediate right to enter the Premises to effect emergency repairs upon notice, reasonable under the circumstances, to Tenant.

     19.          Utilities  and  Services.   Tenant will pay the appro-priate
                  ------------------------
suppliers for all water, electricity, gas, telephone, cable TV, and other utility and communication services used by Tenant on the Premises during the
term.    All  such  services  will be separately metered and billed to Tenant.

     20.         Personal Property Taxes and Assessments.  Tenant will pay all
                 ---------------------------------------
taxes levied and assessed against furnishings, fixtures, equipment, and other personal property of Tenant kept upon the premises that become payable during the term. The parties will seek to cause Tenant's personal property to be assessed and billed separately from Landlord's real property. If Tenant's personal property is assessed and taxed with Landlord's real property, Tenant will pay Landlord the portion of such taxes attributable to Tenant's personal property not later than 15 days prior to the date of delinquency or 30 days after receipt of the billing from Landlord, whichever is later.

     21.          Real  Property  Taxes  and  Assessments.
                  ---------------------------------------

          a.     Obligation.  Tenant will pay all Real Property Taxes (defined
                 ----------
in (b) below) levied and assessed against the Premises not later than 15 days prior to the December date of delinquency of the first installment or, if tax bills are not sent directly to Tenant from the tax collector, 30 days after receipt of the bill from Landlord, whichever is later.

          b.       Definition.  The term REAL PROPERTY TAXES includes any form
                   ----------
of real estate taxes, general or special assessments, and any license fee, commercial rental tax, improvement bonds, levy, or tax imposed on the Premises by any authority having the direct power to tax, including any city, county, state or federal government or any school, fire, street, or other improvement or assessment district of the governmental authority, as against (i) the legal or equitable interest of Landlord in the Premises, (ii) Landlord's right to rent or other income from the Premises, (iii) the act of entering into this Lease, or (iv) the occupancy of the Premises by Tenant. If at any time during the term the laws concerning Real Property Taxes are changed such that any other governmental imposition, however described, including a so-called value-added tax, is imposed on the Premises or Landlord as a direct substitution, in whole or in part, for, or in addition to, any Real Property Taxes, Tenant will pay such imposition in the same manner and Tenant's allocation of liability for any such imposition will be substantially the same as Tenant's allocation liability for Real Property Taxes as provided in this Lease.

          c.       Exclusions.  Notwithstanding (b) above, Tenant will have no
                   ----------
obligation to pay (i) for penalties and interest other than those attributable to Tenant's failure to comply timely with its payment obligations pursuant to this Lease, or (ii) any tax which may be levied upon net income, profits, or business of Landlord or any personal property taxes, gift, franchise, inheritance, estate, succession, capital levy, or transfer taxes which may be levied against any estate or interest of Landlord.

     22.       No Apportionment.  There shall be no apportionment or prorating
               ----------------
of any personal property taxes or Real Property Taxes according to the number of days in the fiscal tax year which were included in the Lease term or according to any other apportionment or prorating plan.

     23.         Right to Contest.  Tenant, at its own expense, may contest by
                 ----------------
appropriate proceedings the amount of such taxes required to be paid by Tenant pursuant to this Article and Tenant may endeavor at any time or times by appropriate proceedings to obtain a reduction in the assessed valuation of the Premises for tax purposes, and in any such event Landlord agrees, at the request of Tenant, to join with Tenant, at Tenant's expense, in the proceedings and Landlord agrees to sign and deliver such papers and instruments as may be necessary to prosecute such proceedings. Tenant will have the right to contest the amount of any such tax and Tenant will have the right to withhold payment of the tax if the statute under which Tenant is contesting the tax so permits. In the event of any such contest, Tenant will indemnify and hold Landlord harmless with respect to any cost, damage, or expense, including attorneys fees, in connection with any such proceedings. Tenant, upon final determination of such contest, will immediately pay and discharge any judgment rendered against it, together with all costs and incidental charges.

     24.      Landlord Exculpation.  Landlord will not be liable to Tenant for
              --------------------
any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord for damage to person or property arising from any
reason,    except  Landlord's

negligence, willful misconduct, or any breach or default on Landlord's part under this Lease.

     25.          Tenant's Indemnity.  Tenant will defend, indemnify, and hold
                  ------------------
Landlord and its representatives harmless from and against any and all costs, expenses (including attorney's fees and court costs), losses, liabilities, damages, claims and demands of every kind or nature (collectively, LOSSES), arising in any way from (a) alteration, use, or occupancy of the Building by Tenant or any person claiming under Tenant, (b) the conduct of Tenant's business and any activity, work, or thing done or permitted by Tenant in or about the Building, (c) negligence or willful mis-conduct of Tenant or its representatives, or (d) any breach or default on Tenant's part under this Lease. Tenant's foregoing indemnity obligation will, however, exclude Losses arising in any way from (a) the negligence or willful misconduct of Landlord or its representatives, or (b) any breach or default on Landlord's part under this Lease.

     26.     Tenant's Insurance.  Tenant will, at all times after the delivery
             ------------------
of  the  Premises  to  Tenant,  carry  at  its  expense:

          a.          Liability  Insurance.    Comprehensive general liability
                      --------------------
insurance providing bodily injury and property damage including restaurant/liquor liability coverage in the amount of at least $1,000,000 combined single limit insuring against all legal liability (subject to usual policy exclusions, terms and conditions) of Tenant and its representatives arising out of the use, occupancy, or condition of the Premises. Such insurance will name Landlord as an additional insured for the specified amount. Tenant will have the right to effect all or any part of such insurance by endorsement on any general liability insurance maintained by or on behalf of Tenant or by a separate policy or policies of insurance.

          b.          Property Insurance.  Insurance providing against loss or
                      ------------------
damage to Tenant's personal property, improvements, and Alterations in, on, or about the Premises by (i) fire, (ii) perils included in the Extended Coverage endorse-ment in common use for commercial structures, (iii) vandalism and malicious mischief, and (iv) sprinkler leakage coverage, in an amount not less than the full replacement value. The insurance policy will cover Tenant, Landlord, and their lenders, as their interests may appear.

          c.        Worker's Compensation.  Worker's compensation insurance as
                    ---------------------
required  by  law.

     27.     Certificates.  Tenant will deliver to Landlord, prior to delivery
             ------------
of possession of the Premises to Tenant, a certificate or certificates of insurance evidencing the types of coverage, carriers, limits, self-insured retentions, and effective dates of coverage. Each policy will provide not less than 10 days' prior notice to Landlord of cancellation, non-renewal, or material adverse modification of that insurance. Throughout the term of this lease, Tenant will provide to Landlord current certificates or other satisfactory evidence of renewal.

     28.       Assignment or Subletting.  Tenant will not assign or sublet all
               ------------------------
or any portion of the Premises or Tenant's interest in this Lease without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Except as Landlord may agree otherwise, Landlord's consent to any assignment or sublease will neither waive the requirement of Landlord's consent to any subsequent assignment or sublease nor release Tenant from Tenant's payment and performance obligations in this Lease. Any assignment or sublease requiring but lacking Landlord's prior, written consent will be void at Landlord's option.

     29.          Collection.    Any rental payments or other sums received by
                  ----------
Landlord from Tenant or any other person in connection with Tenant's obligations under this Lease will be conclusively presumed to have been paid by Tenant or on Tenant's behalf.

     30.      Obligation to Repair.  In the event of (a) the partial damage or
              --------------------
destruction of the Building or (b) the Building being declared unfit or unsafe for occupancy by any authorized public authority, and the event has a causal relationship to Tenant's occupation and/or use of the Premises, Tenant will, at its sole cost and expense, promptly commence and diligently prosecute to completion such repairs as are necessary to permit the safe use and occupancy of the Building; and Tenant will continue the operation of its business during the period of repairs to the extent reasonably practicable. If the event has no causal relationship to Tenant's occupation and/or use of the Premises, Landlord will, at its sole cost and expense, promptly commence and diligently prosecute to completion such repairs as are necessary to permit the safe use and occupancy of the Building; and rent will be equitably reduced by Landlord, based on the extent to which the damage or destruction interferes with Tenant's use of the Premises, between the date of the damage or destruction and the date of complete restoration; and Tenant will continue the operation of its business during the period of repairs to the extent reasonably practicable.

     31.          Eminent  Domain.
                  ---------------

          a.     Definitions.  The term TAKING includes (i) the acquisition of
                 -----------
property through the exercise of any governmental power, by legal proceedings or otherwise, by any public or quasi-public authority or private corporation or individual in the exercise of eminent domain and (ii) the voluntary sale or transfer under the threat of exercise of eminent domain. The term DATE OF TAKING means the earlier of the date of taking of actual physical possession by the condemning authority or the date of the condemning authority gives notice that it is deemed to have taken possession. The term TOTAL TAKING means a taking of so much of the Premises as, in Tenant's reasonable opinion, to render the Premises to be unsuitable for Tenant's continued use. Reduction in parking will not constitute a basis for a claim of total taking so long as at least the minimum number of parking spaces for the Premises as required by local building officials, counting standard and handicap spaces only, is within reasonable proximity to the Premises and made available for Tenant's use. The term PARTIAL TAKING means a taking of the Premises which does not constitute a total taking. The term TEMPORARY TAKING means a taking for less than 180 days.

          b.        Total Taking.  If there is a total taking, this Lease will
                    ------------
terminate on the date of taking. Unless within 60 days after the date the nature and extent of the taking are finally determined Tenant notifies Landlord that Tenant considers a taking of less than the entire Premises to be a total taking, the taking will be deemed to be a partial taking.

          c.         Partial Taking.  If there is a partial taking, this Lease
                     --------------
will terminate as to the portion of the Premises taken and continue in full force and effect as to the remainder of the Premises. Any rent paid prior to the date of taking and attributable to a period after the date of taking with respect to the portion of the Premises taken will be promptly returned to Tenant by Landlord. Rent after a partial taking will be equitably reduced by Landlord based on the extent to which the taking, including restoration activity, interferes with Tenant's business on the Premises. Landlord will promptly, after Tenant's loss of use of any of the Premises, make all necessary repairs or alterations to make the remaining Premises a complete architectural element.

          d.     Temporary Taking.  If there is a temporary taking, this Lease
                 ----------------
will not terminate but rent will be equitably reduced by Landlord based on the extent to which the taking interferes with Tenant's business in the Premises.

          e.       Award.  In the event of any taking, Landlord and Tenant may
                   -----
separately pursue their claims against the condemning authority. Tenant will be entitled to receive, and Landlord will have no right to pursue for itself, any award for claims based on (i) the adjusted book value (deemed to be the amortized or depre-ciated value for book purposes) of construction of the Alterations to the extent not reimbursed by Landlord, (ii) loss of or damage to Tenant's personal property, (iii) loss to Tenant because of interruption of business, (iv) Tenant's loss of good-will, (v) Tenant's cost of removal and relocation, and (vi) the value attributable to any leasehold value for the difference between the market value of the Premises (exclusive of items for which Tenant is compensated under this Section) for the remainder of the term above the value, at the date of taking, of the rent payable for the remainder of the term. Tenant will have no right to pursue a claim based upon the residual value of the Land after expiration of the term or pursue claims or retain any award to which Landlord is entitled so as inequitably to diminish Landlord's award.

          f.          Notice  to  Tenant.  After Landlord has knowledge of the
                      ------------------
intention of any authority to effect a taking, Landlord will promptly give notice of such to Tenant.

     32.       Events of Default.  The occurrence of any of the following will
               -----------------
constitute  a  default  by  Tenant:

          a.       Nonpayment of Rent.  Failure by Tenant to pay rent when due
                   ------------------
if the failure continues for 10 days after notice has been given to Tenant that the rent is delinquent.

          b.          Other  Obligations.    Failure  by Tenant to perform any
                      ------------------
provision of this Lease required of it other than (a) above if the failure is not cured within 30 days after notice has been given to Tenant. If the failure cannot reasonably be cured within the cure period, Tenant will not be in default of this Lease if Tenant commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure.

          c.      General Assignment.  A general assignment for the benefit of
                  ------------------
creditors  by  Tenant.

          d.     Bankruptcy.   Petition to have Tenant adjudicated a bankrupt,
                 ----------
or a petition for reorganization or arrangement under the federal bankruptcy laws is filed by Tenant or against Tenant and is not dismissed within 60 days from the date of such filing.

          e.       Receivership.  The assumption of the assets of Tenant or of
                   ------------
the business conducted by Tenant on the Premises by a trustee, receiver, or other person where possession is not restored to Tenant within 30 days.

          f.         Attachment.  The attachment, execution, or other judicial
                     ----------
seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in the Lease, where such seizure is not discharged within 30 days.

          g.     Insolvency.  The written admission by Tenant of its inability
                 ----------
to  pay  is  debts  as  they  become  due.

          Notices given under this Section will (i) specify the alleged breach and the applicable Lease provisions and (ii) demand that Tenant perform the provisions of this Lease or pay the rent that is delinquent, as the case may be, within the applicable period of time or quit the Premises. No such notice will be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice. The purpose of the notice requirements in this Section is to extend the notice requirements of the unlawful detainer statutes. Such notice will, however, be in lieu of, and not in addition to, any notice required under the unlawful detainer statutes.

     33.       Landlord's Remedies.  Landlord will have the following remedies
               -------------------
if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

          a.     Recover Possession.  Landlord can terminate Tenant's right to
                 ------------------
possession of the Premises at any time as provided in unlawful detainer statutes. No act by Landlord other than giving notice to Tenant will terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease will not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

                 (i) The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease.

                (ii) The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided.

               (iii) The worth, at the time of the award, of the amount by which unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided.

                (iv) Any other amount, including court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

               The  phrase  WORTH  AT THE TIME OF THE AWARD as used in (i) and
(ii) above is to be computed by allowing interest at the prime commercial rate plus 2% per annum, but not to exceed the then legal rate of interest. The same phrase used in (iii) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

          b.       Continuation of Lease.  Landlord can continue this Lease in
                   ---------------------
full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord will have the right to collect rent when due. During the periods Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant will be liable immediately to Landlord for all costs reasonably incurred by Landlord in reletting the Premises, including brokers' commissions, expenses of repairing the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of the Lease. Tenant will pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Section will terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, which Landlord will not unreasonably withhold, Tenant will have the right to assign or sublet its interest in this Lease, but Tenant will not be released from liability. If Landlord elects to relet the premises as provided in this Section, rent that Landlord received from reletting will be applied to the payment of first, any indebtedness from Tenant to Landlord other than rent due from Tenant; second, all costs, including for maintenance other than reasonable wear and tear, incurred by Landlord in reletting; and third, rent due and unpaid under the Lease. After deducting the payments referred to in this Section, any sum remaining from the rent Landlord receives from reletting will be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event will Tenant be entitled to any excess rent received by Landlord. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant will pay to Landlord, in addition to the remaining rent due, all costs, including for maintenance other than reasonable wear and tear, Landlord incurred in reletting which remain unpaid after applying the rent received from the reletting.

          c.      Right to Remedy.  Landlord may, after expiration of Tenant's
                  ---------------
cure period in Section 32(b) unless there is an emergency, correct or remedy any failure of Tenant not timely cured. The reasonable cost paid by Landlord to correct or remedy any such default will immediately become due and payable to Landlord as additional rent.

     34.      Default by Landlord.  Landlord will commit a default if Landlord
              -------------------
fails to perform any provision of this Lease required of it and the failure is not cured within a reasonable time not to exceed 30 days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within the cure period, Landlord will not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section will specify the alleged breach and the applicable Lease provisions. Tenant may, after expiration of the cure period unless there is an emergency, correct or remedy any failure of Landlord not timely cured and the reasonable cost paid by Tenant will immediately become due and payable to Tenant by Landlord.

     35.     Mitigation.  Landlord  and Tenant will each exercise best efforts
             ----------
to mitigate the damages caused by the other party's breach of this Lease. Efforts to mitigate damages will not be construed as a waiver of the nonbreaching party's right to recover damages.

     36.      Interest Charges.  Any amount not paid by one party to the other
              ----------------
when due to the other party will bear interest from the date due at the lesser of (a) the prime commercial rate in effect on the date due plus 2% per annum or (b) the maximum rate permitted by law.

     37.     Late Charges.  If either party fails to pay any amount due to the
             ------------
other within 10 days after notice that the amount is delinquent, the delinquent party will pay to the other party as a late charge and in consideration of the additional costs and record keeping incurred or required by the other, a sum equal to 1% of the amount due.

     38.      Attornment.  Tenant will attorn to  the successor in interest of
              ----------
Landlord following any transfer of such interest, either voluntarily or by operation of law, and recognize such successor as Landlord under this Lease. Tenant will execute any documents reasonably required to accomplish the purpose of this Section.

     39.          Tenant's  Encumbrance of Leasehold.  Tenant  may at any time
                  ----------------------------------
encumber its leasehold interest without the consent of Landlord, but no such encumbrance will constitute a lien on Landlord's estate.

     40.          Arbitration.
                  -----------

          a.      Submission to Arbitration.  Any disputes which arise between
                  -------------------------
Landlord and Tenant under this Lease with respect to prorations and adjustment of Rent in Sections 30, 31(c), and 31(d) will be subject to final binding arbitration upon written request by either party in accordance with this
Section  40.

          b.          Procedure.    The  dispute will  be submitted before the
                      ---------
American Arbitration Association (AAA) within 30 days after the requesting notice in accordance with the Commercial Rules of the AAA as modified by this Section; a decision will be issued within 30 days after the close of the record; and judgment upon the award may be entered in any court having jurisdiction over the judgment. The substantive law of the State of California will be applied by the arbitrator, and this requirement will be
deemed  jurisdictional.    This  arbitration  provision  will  be  deemed
self-executing. If either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding such failure to appear. If either party makes demand upon the other for arbitration, the arbi-tration will be conducted by an arbitrator mutually agreed upon by the parties at the AAA offices nearest to the Premises or at another location mutually agreeable to the parties. The expenses, wages, and other compensation of any witnesses called before the arbitrator will be borne by the party calling the witnesses. Other expenses incurred, including wages of partici-pants and preparation of briefs and data to be presented to the arbitrator, will be borne separately by the respective parties. The fee for the arbitration, the arbitrator's fees and expenses, the cost of any hearing room, and the cost of transcript recording and production will be borne equally by Landlord and Tenant.

     41.       Sale of Premises.  If Landlord sells or otherwise transfers all
               ----------------
of its interest in the Premises, excluding a transfer for security purposes only, Landlord will be relieved of all liability accruing after the consummation of the transfer under the Lease on the part of Landlord for acts, occurrences, or omissions which occur after the consummation of the transfer if the transferee has assumed Landlord's obligations under the Lease. Landlord grants Tenant right of first refusal if Landlord sells or otherwise transfers all of its interest in the Premises.

     42.        Surrender of Premises.  Upon termination of this Lease, Tenant
                ---------------------
will surrender the Premises to Landlord in good and clean condition, ordinary wear and tear and damage not required to be repaired excepted. All alterations, additions, structural fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises by either Tenant or Landlord shall become the property of Landlord. Tenant will remove its personal property and may remove or reasonably alter or obliterate evidence of its trademarks and distinctive trade dress. Tenant will immediately correct any damage arising from its removal activity.

     43.          Holding Over.  Any holding over after the expiration of this
                  ------------
Lease without Landlord's consent will be construed as a month-to-month tenancy at the Rent specified in this Lease plus 10% of the Rent and otherwise upon the terms and con-ditions specified in this Lease, so far as applicable. Nothing in this Section will be construed as Landlord's consent for Tenant to hold over.

     44.        Entire Agreement.  This Lease constitutes the entire agreement
                ----------------
between the parties on the subject matter of this Lease and supersedes any prior negotiation, understanding, representa-tion, or agreement.

     45.          Amendment.    This  Lease  may  be amended only by a written
                  ---------
instrument  signed  by  both  parties.

     46.      Notices.  Any notice required or permitted by this Lease will be
              -------
in writing and will be deemed given if delivered personally, by registered or certified mail, delivery service or facsimile, if confirmed by the recipient, addressed as follows:

          To Landlord:          Roland R. Sahm
                              c/o David C. Whitt
                              Elixir Industries
                              17925 S. Broadway
                              Gardena, CA  90248
                              FAX:  310-767-3411

          To Tenant:          Chicago Pizza & Brewery, Inc.
                              Attn:  Paul A. Motenko or
                              Jerry J. Hennessy
                              26131 Marguerite Parkway, Suite A
                              Mission Viejo, CA  92692
                              FAX:  _____________________

Either party, by written notice, may change the place for future notices. Each recipient must have a street address for notice purposes.

     47.      Governing Law.  This Lease is to be construed in accordance with
              -------------
the  laws  of  the  State  of  California.

     48.      Plain Meaning.  Unless defined otherwise, the words used in this
              -------------
Lease will be construed according to their plain meaning in the English language. The word WILL is used as a command. The word INCLUDING is used in a nonexclusive sense. The word LAW includes federal, state and local constitutions, statutes, orders, writs, injunction, decrees, ordinances, requirements, laws, rules, and regulations. The word TERMINATION is used in an all-inclusive sense to include the concepts of the expiration of this Lease by lapse of time, recision and ending by reason of default. The word TRANSFER is used in an all-inclusive sense to include each and every manner of disposing of any interest in or rights, privileges or obligations under any part of this Lease, including any sale, gift or assignment. The word NOTICE means notices, demands, and other similar communi-cations. The term RENT means rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. The term REPRESENTATIVE means officers, directors, partners, employees, agents, and authorized contractors of a party when acting in such capacity. If any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision will have the meaning that renders it valid.

     49.       Other Construction.  The titles of the various sections of this
               ------------------
Lease are inserted for convenience and will not be deemed to affect the meaning or construction of this Lease. The singular includes the plural and vice-versa, and the masculine includes the feminine and neuter, whenever the context so requires.

     50.        Time of Essence.  Time is of the essence for each provision of
                ---------------
this  Lease.

     51.          Severability.    Nothing  in this Lease will be construed as
                  ------------
requiring the commission of any act contrary to law. If there is any conflict between any provision of this Lease and any present or future law, such provision will be limited only to the extent necessary to bring it within the requirement of the law. If any part of this Lease is held to be indefinite, invalid, or otherwise unenforceable, the balance of this Lease will continue in full force and effect. If any arbitrator or court of competent jurisdiction finds any provision of this Lease unreasonable, the arbitrator or court may declare a reasonable modification of the provision. This Lease will be valid and enforceable and the parties agree to be bound by and perform it.

     52.        Effect of Waiver.  The failure of either party to exercise any
                ----------------
power reserved to it by this Lease or to insist on strict compliance by the other party with any obligation or con-dition under the Lease, and no custom or practice of the parties at variance with the terms of the Lease, will constitute a waiver of the party's right to demand exact compliance thereafter with each term of this Lease. Waiver by either party of any default by the other will not affect or impair the waiving party's rights with respect to any other default of a like, similar, or dif-ferent nature. Any delay, forbearance, or omission of a party to exercise any power or right arising out of any default by the other of any provision of this Lease will not affect or impair the party's rights to declare any subsequent default and to terminate this Lease.

     53.          Counterparts.    This Lease may be executed in any number of
                  ------------
counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

     54.     Broker Commission.  In consideration of the exclusive efforts and
             -----------------
services rendered by Ira Spilkey & Associates (BROKER) in connection with this Lease, Landlord will pay Broker a commission of $9,500 on the Commencement Date. Additionally, Landlord will pay a commission of $9,500 on each of the next four successive Commencement Date anniversary dates, unless at any time during the first four years of this Lease Tenant defaults under
Section 32 of this Lease and fails to cure the default within its time constraints under Section 32 herein, in which case Broker forfeits any unpaid commission otherwise due Broker by Landlord.

     55.         Attorney's Fees.  If any action or proceeding is necessary to
                 ---------------
enforce the provisions of this Lease, including any claim or demand or declaratory relief action to interpret this Lease, the prevailing party will be entitled to reasonable attorney's fees, costs, and necessary disbursements, as may be fixed by the court having jurisdiction over the matter, in addition to any other relief to which it may otherwise be entitled.

     56.       Force Majeure.  Except for payment obligations imposed pursuant
               -------------
to this Lease, if there is any prevention, delay, or stoppage of an act required of a party pursuant to this Lease because of strikes, lockouts, other labor disputes, material shortages, embargoes, civil unrest, governmental regulations, governmental controls, enemy or hostile governmental action, judicial order, public emergency, fire, earthquake, other Acts of God, and other causes beyond the reasonable control of the party obligated to perform, performance of the act will be excused for the period of the delay.

     57.         Consent.  Whenever the consent or approval of either party is
                 -------
required pursuant to this Lease, such consent or approval will not be unreasonably withheld or delayed.
     58.        Relationship of Parties.  This Lease is not intended to create
                -----------------------
any relation-ship of partnership, joint venture, principal-and-agent, or otherwise than the relationship of landlord and tenant.

     59.          Successors.   This Lease will be binding on and inure to the
                  ----------
benefit of the parties and their successors and assigns, subject to the restrictions as to assignment pursuant to this Lease.

     60.         No Merger.  The surrender of this Lease by Tenant, the mutual
                 ---------
cancellation of this Lease by agreement, or the termination of this Lease on account of Tenant's default, will not work a merger and will, at Landlord's option, terminate any sub-tenancies or operate as an assignment of any such subtenancies to Landlord.





          The undersigned parties have caused this Lease to be signed on the respective dates set forth below.


LANDLORD:    ROLAND  R.  SAHM



  \s\  Ronald  R.  Sahm
  -----------------------------------
  Roland  R.  Sahm

Date:      9/8/98
         ---------------------------






TENANT:    CHICAGO  PIZZA  &  BREWERY,  INC.



By:         \s\  Paul  A.  Motenko
           ---------------------------

Its:          CEO
           -----------------------

Date:      9/14/98
           -------



LMPROJ02/LEASERRS.981/980807/LM/TWG

                                   EXHIBIT A

                            LAND LEGAL DESCRIPTION


PARCEL A, in the City of Los Angeles, in the County of Los Angeles, State of California, as shown on Parcel Map L.A. No. 2920, filed in Book 58, Page 23 of Parcel Maps, in the office of the County Recorder of said County.

                                   EXHIBIT B

                             HVAC REPAIRS SCHEDULE

July  29,1998

Elixir
Gardena,  CA

Dear  Lori:

Following  is  a  breakdown  on  repair  costs  at  1'rcs'LdeLite:

a.        North  Dining  Room

Rcplace  One  (1) compressor - leak check one (1) circuit and repair.  Replace
belts,  clean  cyap  and  change  filters.    Cleaii  fumar;c.   Approximately
$7,200.00.

South  Dining  Room
el
Lcak  chcck  both  circuits  and  repair.    Rcplaoc filters.  Clean evap aiid
furnace.    Approximately  $975.00.

Bar  Do

Replace  one (1) compressor and two (2) condenser fan motors.  Replace filters
and  belts.    Clean  evap  coil  and  furnace.    Approximately  $8,200-00.

b.          Upstairs  Dining  Room

Must  find  access  to  unit  for  @er  inspection.
Bar  Swamp  Cooler
Clean  out  cooler  and  inspect  furnacc.    Change  pads on cooler, $425.00.
Kitchen  Exhausts
Change  belts,  $200.00.
I-Kitchen  Makeup  Air
II-Clean  out  coolcts.    Change  pads  and  belts,  S550.00.


Sincerely.

Brad  QuackenbiLch
Service  Manger
BQ/am